UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 5, 2020

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road Dalton, Georgia	30720
(Address of principal executive offices)	(zip code)

(706) 876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

(a) Pursuant to SEC Release No. 34-88465 (March 25, 2020) (the “Order”), Registrant is relying upon the Order to extend its filing date for Form 10-Q Quarterly Report for the quarter ended March 28, 2020 as a result of the impact of the COVID-19 pandemic on its business and operations. As required by the Order:

(b) (1) Registrant is relying on the Order in filing this Report and taking the actions stated;

(2)  In order to respond to changes as a result of the COVID-19 pandemic, it was necessary for The Dixie Group, Inc. (the "Company") to require key personnel, normally dedicated to filing the 10-Q, to commit time and resources to the response and actions taken to prepare the Company for the impact of the pandemic on its business.

(3)   Registrant estimates that it will file the Form 10-Q report on or before May 29, 2020;

(4)  The risk factors related to the impact of COVID-19 on Registrant’s business are:

The global spread of COVID-19 has forced many governments to implement policies to slow the spread of the disease. These policies have included restrictions such as “shelter in place” and lockdown policies that have inhibited the ability to conduct normal commercial and consumer activity, and have contributed to an overall environment of economic uncertainty. This economic uncertainty has had a negative impact on demand within many industries including those related to construction and remodeling. As a supplier within these industries, the Company is seeing decreased demand for its products during the pandemic.
(5)  Not applicable

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2020	THE DIXIE GROUP, INC.

/s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer